Exhibit 99.1
News Release

Contact:	Joseph F. Furlong	or	Stephen L. Clanton
	President and CEO		Executive VP & CFO
	(615) 221-8884		(615) 221-8884
Primary Contact
     For Immediate Release
AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
THE THREE MONTHS ENDED MARCH 31, 2010
BRENTWOOD, Tenn. (May 5, 2010) — American HomePatient, Inc. (OTCBB: AHOM), one of the nation’s largest home health care providers, today announced its financial results for the three months ended March 31, 2010.
Revenues for the first quarter of 2010 were $67.0 million compared to $66.2 million for the first quarter of 2009, representing an increase of $0.8 million, or 1.2%. The increase in revenue is primarily attributable to growth in the Company’s core respiratory product lines of oxygen and sleep therapy, partially offset by reductions in revenue associated with non-respiratory home medical equipment and infusion therapy as a result of the Company’s continued reduction in emphasis of these less profitable product lines.
Operating expenses declined in the first quarter of 2010 compared to the first quarter of 2009 by approximately $0.6 million, or 1.7%. The decrease in operating expenses were primarily the result of improved operating efficiencies.
Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. Adjusted EBITDA (EBITDA excluding debt restructuring expenses) was $8.0 million, or 11.9% of net revenue, for the first quarter of 2010 compared to $7.3 million, or 11.1% of net revenue, for the same period of 2009.
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Net loss for the first quarter of 2010 was $(3.8) million, or $(0.21) per diluted share, compared to net loss of $(5.2) million, or $(0.29) per diluted share, for the first quarter of 2009.
Prior to January 1, 2010, the Company accounted for its 50%-owned joint ventures as equity investments. Effective January 1, 2010, the Company began consolidating its 50%-owned joint ventures as a result of the Company’s adoption of Accounting Standards Update 2009-17, which is effective for periods beginning after December 15, 2009. For comparative purposes, prior period financial statements have been revised to reflect consolidation of the 50%-owned joint ventures retrospectively.
Secured Debt Maturity and Restructuring Transactions
The Company had secured debt of $226.4 million that was due to be repaid on August 1, 2009. As previously announced, the Company has entered into an agreement with its senior debt holders and its largest stockholder, an investment fund managed by Highland Capital Management, to complete transactions that are intended to result in a going-private transaction followed by a restructuring of the Company’s secured debt. The restructuring agreement contemplates that the Company will seek shareholder approval to reincorporate in Nevada, and, if approved, the Nevada entity will commence a tender offer to acquire all outstanding shares of stock not held by Highland managed accounts for $0.67 per share. If these transactions are completed, the stock of American HomePatient would cease to be publicly traded.
American HomePatient, Inc. is one of the nation’s largest home health care providers with operations in 33 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.’s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD’s Electronic Bulletin Board under the symbol AHOM or AHOM.OB.
American HomePatient, Inc. prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). American HomePatient, Inc. also provides information related to non-GAAP financial measurements such as EBITDA, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company’s GAAP financial statements, the Company clearly defines EBITDA and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company’s operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company’s current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company’s GAAP financial statements.
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding the maturity of the Company’s secured debt, current and future reimbursement rates, and reimbursement reductions and the Company’s ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Schedule A
American HomePatient, Inc.
Summary Financial Data
(In thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
	(unaudited)

Revenues, net	$67,005	$66,160
Cost of sales and related services	14,569	14,378
Cost of rentals and other revenues, including rental equipment depreciation	8,065	8,568
Operating expenses	34,457	35,065
Bad debt expense	1,796	1,296
General and administrative expenses	5,116	5,126
Depreciation, excluding rental equipment, and amortization	932	1,024
Interest expense, net	3,798	3,866
Other (income) expense	(87)	14
Change of control income	(3)	(3)

Loss from operations before income taxes	(1,638)	(3,174)

Provision for income taxes	1,135	1,164

Net loss	(2,773)	(4,338)

Less: Net income attributable to the noncontrolling interest	(996)	(830)

Net loss attributable to American HomePatient, Inc.	$(3,769)	$(5,168)

Basic loss per common share attributable to American HomePatient, Inc common shareholders	$(0.21)	$(0.29)
Diluted loss per common share attributable to American HomePatient, Inc common shareholders	$(0.21)	$(0.29)

	March 31,	December 31,
	2010	2009
	(unaudited)

Cash and cash equivalents	$19,832	$23,613
Restricted cash	—	250
Net patient receivables	32,066	29,447
Other receivables	336	521

Total receivables	32,402	29,968
Net inventories	11,039	12,240
Other current assets	5,805	6,690

Total current assets	69,078	72,761
Property and equipment, net	33,483	33,790
Goodwill	123,621	123,621
Other assets	16,531	16,977

Total Assets	$242,713	$247,149

Current portion of long-term debt and capital leases	$227,327	$229,120
Accounts payable	15,148	14,153
Other current liabilities	21,809	21,765

Total current liabilities	264,284	265,038

Long-term debt and capital leases, less current portion	—	3
Deferred tax liability	13,026	12,031
Other noncurrent liabilities	101	82

Total liabilities	277,411	277,154

American HomePatient, Inc. shareholders’ deficit	(41,908)	(37,411)
Noncontrolling interest	7,210	7,406

Total shareholders’ deficit	(34,698)	(30,005)

Total Liabilities and Shareholders’ Deficit	$242,713	$247,149

Schedule B
American HomePatient, Inc.
Reconciliation of Non-GAAP Financial Measurements to GAAP Financial Statements
(In thousands)

	Three Months Ended March 31,
	2010	2009
	(unaudited)

Net loss	$(3,769)	$(5,168)

Add:

Provision for income taxes	1,135	1,164

Interest expense, net	3,798	3,866

Rental equipment depreciation	5,769	6,410

Other depreciation and amortization	932	1,024

Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$7,865	$7,296

Debt restructuring expense (Note A)	90	31

Adjusted EBITDA	$7,955	$7,327

Note A: Debt restructuring expense is excluded to determine adjusted EBITDA, as the expense is non-recurring.